Calculation of Filing Fee Tables
N-2
Robinhood Ventures Fund I
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Shares of Beneficial Interest (Common Shares)	457(o)
		Equity	Preferred Shares	457(o)
		Other	Subscription Rights for Common Shares	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,000,000.00	0.000087	$ 87.00
Fees to be Paid	2	Equity	Common Shares	457(o)	12,926,363	$ 24.00	$ 310,232,712.00	0.000087	$ 26,990.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 311,232,712.00		$ 27,077.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 27,077.25
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. There are being registered hereunder an unspecified number or aggregate principal amount (as applicable) of the Registrant's common shares, preferred shares, debt securities, and subscriptions rights for common shares as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed the amount described in footnote (c) below. b. Includes rights to acquire common shares under subscription rights. c. Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"). The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $1,000,000.00.

[2]	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o), on the basis of $24.00 per share, which is the average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on October 22, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Robinhood Ventures Fund I	N-2	333-290253	09/15/2025		$ 27,077.25	Equity	Common Shares		$ 196,069,876.90
Fee Offset Sources		Robinhood Ventures Fund I	N-2	333-290253		02/17/2026						$ 27,077.25
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $27,077.25 of the total registration fee due under this Registration Statement by an amount of the filing fee associated with the unsold securities from the Registrant's Registration Statement on Form N-2 (File No. 333-290253), as amended, which the U.S. Securities and Exchange Commission declared effective on March 6, 2026, registering common shares, for a maximum aggregate offering price of $1,150,000,000 (the "Prior Registration Statement"), a portion of which remain unsold as of the filing date of this Registration Statement. The Registrant paid registration fees totaling $158,830.00 in connection with the registration of $1,150,000,000 of shares pursuant to the Prior Registration Statement, of which a portion remains unsold. The Registrant has completed the offering under the Prior Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $27,077.25 for $196,069,876.90 of shares of common shares that remained unsold under the Prior Registration Statement is hereby used to offset the current registration fee due

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date